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THIS CONTRACT SERVICES AGREEMENT MADE AS OF JANUARY 2, 2000
BETWEEN:

TITAN TRADING ANALYTICS INC., a company
duly incorporated under the laws of the
Province of British Columbia, and
having an office at 201 Selby Street,
Nanaimo, British Columbia, V9R 2R2
(hereinafter referred to as "Titan")

AND:

MICHAEL PAAUWE AND ASSOCIATES,
financial and management consultants,
having an office at 3473 Ellis Place,
Nanaimo, British Columbia V9T 4Y6
(hereinafter referred to as "Paauwe")

WITNESSES THAT WHEREAS:

A.	Titan is and has been engaged in the development of
artificial intelligence ("AI") technologies, research, development, marketing and sale of financial software, the development of AI based financial trading systems, and proposes to develop an AI based wireless financial messaging service;

B.	Paauwe has experience in the provision of corporate
and financial management, financial trading systems software development, product marketing, corporate financing, financial research and administration, and related advice and services (the "Services"), and has since
September 1, 1994 been providing the Services to Titan as an independent contractor; and

C.	the parties consider that it would be in their mutual
best interests to amend the date of the existing contract and to amend the Fee payable pursuant to clause 2.1 in the January 2, 1998 agreement, in accordance with a directors' resolution dated December 23, 1999, the parties hereto, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.	Engagement
Titan hereby confirms the engagement of Paauwe to perform, and Paauwe agrees to continue to perform the Services on and subject to the terms of this Agreement for not fewer than 160 nor more than 200 hours (or such greater or lesser number of hours as the parties may from time to time agree upon in writing) in each calendar month.

2.	Payment for the Services and reimbursement of expenses

2.1	Titan hereby agrees:

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2.1.1	 to pay Paauwe monthly for the Services
monthly at a rate, being not less than $12,000, to be agreed upon between the parties from time to time (the "Fee"); and

2.1.2 to pay Paauwe annually, upon his request, a bonus (the "Bonus") of $8,640.

2.2	Titan agrees to reimburse Paauwe for vehicle mileage
expenses at a rate to be agreed from time to time, and also agrees to reimburse Paauwe for all reasonable expenses incurred in travel, administration, promotion and all other out of pocket expenses actually and reasonably incurred by Paauwe in connection with the business of Titan and in performing the Services.

3.	Paauwe to be an independent contractor
Notwithstanding any other provision of this Agreement, it is understood and agreed between the parties and it is a condition of this Agreement, that Paauwe is an independent contractor and not subject except as hereinafter provided, to the direction or control of any other person in performing the Services, nor is he an employee by virtue of any provision hereof, or his position as an officer of Titan. In performing the Services, Paauwe shall at all times, but subject to (a) the business plan of Titan, as from time to time approved by its board of directors, (b) any resolutions of the board of directors from time to time, and (c) any legal, governmental or regulatory requirements or conditions, take such steps as in his good faith business judgment shall be necessary or appropriate.

4.	Term and renewal
Subject to the termination provisions of paragraph 7 hereof, the term of this Agreement shall be for a period of three years from the date of this Agreement (the "Initial
Term"), and unless terminated, shall be renewed by the parties from time to time for further periods (a "Renewal
Term") of two years.

5.	Right of Paauwe to enter into other contracts for
services
Nothing in this Agreement shall restrict the right of Paauwe to perform services for others, provided that such others are not engaged in a business which is competitive or in conflict with the business of Titan, and provided further that the performance of such services does not, in the opinion of the board of directors of Titan acting reasonably, interfere with the performance of the Services.

6.	Confidentiality and non-disclosure
Paauwe agrees that all proprietary information relating to Titan's technology, business and affairs ("Proprietary
Information") is and shall be kept confidential, and will not be disclosed to any person other than a person employed by or performing services for Titan and who has a need to know such Proprietary Information, except with the prior consent in writing of the President of Titan.

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7.	Termination

7.1	Titan may at any time and for any reason terminate
this Agreement upon 30 days written notice to Paauwe, and such termination shall be effective 30 days following the delivery of such notice to Paauwe.

7.2	If Titan terminates this Agreement for any reason
other than the commission by Paauwe of a material and substantial breach of his obligation to perform the Services as provided in this Agreement, Titan shall forthwith pay Paauwe, in a lump sum:

7.2.1	an amount equal to 12 times the Fee,
plus any Bonus to which Paauwe is entitled pursuant to section 2.1.2 hereof, if termination occurs during the Initial Term;

7.2.2	an amount to be negotiated between the
parties, but not less than the amount
payable under section 7.2.1 hereof, if
termination occurs during any Renewal Term or if Titan fails to renew this Agreement.

7.3	If Titan gives notice of termination of this Agreement
to Paauwe by reason of a material and substantial breach of his obligation to perform the Services, the notice shall specify and Paauwe shall have 30 days from delivery of the notice to him to cure, the breach, and upon such breach being cured notwithstanding section 7.1, the notice of termination shall thereupon cease to be effective.

7.3	Paauwe may terminate this Agreement at any time upon
120 days written notice to Titan.

8.	Payment of GST
All amounts payable by Titan to Paauwe for the Services shall be exclusive of any Goods and Services Tax (GST) or other governmental taxes or levies payable in respect of the Fee and Titan shall, in addition to the Fee, pay to Paauwe all amounts of GST or other governmental taxes or levies imposed on Paauwe with respect to the Fee, and agrees to indemnify him and save him harmless in respect of any such imposition resulting from any failure by Paauwe to collect, or by Titan to make payment of any amount properly chargeable to it on account thereof.

9.	Severability
If any provision of this Agreement is found to be void, invalid, illegal or unenforceable by a court of competent jurisdiction, such finding will not affect any other provision of this Agreement, which will continue to be in full force and effect.

10.	Assignment
This agreement may not be assigned by either party without the prior written consent of the other, which consent may not be unreasonably witheld.

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11.	Arbitration of disputes

11.1	Except as provided in section 11.2, all differences or
disputes arising out of or in connection with this agreement, including any difference or dispute with respect to the amount of the Fee, or in respect of any defined legal relationship associated herewith or derived herefrom shall be referred to and finally resolved by arbitration under the rules for the conduct of domestic commercial arbitrations under the British Columbia International Commercial Arbitration Centre. The appointing authority shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration
Centre in accordance with its Procedures for Cases under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada.

11.2	The provisions of section 11.1 do not apply to the
obligations of Titan under section 7.2 hereof.

12	Enurement
This Agreement shall enure to the benefit of and shall bind the parties and their respective heirs, executors, administrators, successors and permitted assigns.

13.	Governing law
This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia

The parties, intending to be bound, have executed this Agreement as of the date first above written.


TITAN TRADING ANALYTICS INC.
Per:  /s/ Michael Gossland
      ________________________
      Authorized signatory


MICHAEL PAAUWE AND ASSOCIATES
Per: /s/ Michael Paauwe
      ________________________
      Authorized signatory




Office/contract/paauwe3.doc